Exhibit 99.1

Control Number:	Number of Shares:	Registered Shareholder:

BLACKBOXSTOCKS, INC
5430 LBJ FWY, SUITE 1485
DALLAS, TX 75240
PROXY

Solicited on Behalf of the Board of Directors for the Special Meeting of Shareholders
on January 23, 2026 at 10:00 a.m., Central Time

The undersigned hereby appoints _______________ as proxy with full power of substitution, to represent and to vote as set forth herein all the Common Stock shares of Blackboxstocks, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof, as designated below. If no designation is made, the proxy, when properly executed, will be voted “FOR” in all Items.

Item 1 The Nasdaq Proposal – to approve for purposes of complying with Nasdaq Listing Rule 5635(a) and 5635(b), the issuance of shares of Blackboxstocks common stock to stockholders of REalloys, Inc. (REalloys”) and to other parties in connection with the merger of RABLBX Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Blackboxstocks (“Merger Sub”), with into REalloys, pursuant to the terms and conditions of the Agreement and Plan of Merger dated March 10, 2025, as amended, and the transactions contemplated thereby or in connection therewith, including the change of control resulting from the transactions contemplated by the merger.

☐ For	☐ Against	☐ Abstain

Item 2 The Incentive Plan Proposal - to approve the 2025 Long-Term Incentive Plan.

☐ For	☐ Against	☐ Abstain

Item 3 The Reverse Stock Split Proposal – to approve an amendment to the Articles of Incorporation of Blackboxstocks to effect, at the discretion of Blackboxstocks’ board of directors and agreed to by REalloys, but prior to the one-year anniversary of the date on which the reverse stock split is approved, a reverse stock split of the issued and outstanding Blackboxstocks common stock, at ration between 1-for-2 and 1-for-5.

☐ For	☐ Against	☐ Abstain

Item 4 The Authorized Share Increase Proposal – to approve an amendment to the Articles of Incorporation of Blackboxstocks to increase the number of shares of Blackboxstocks common stock authorized for issuance to 350,000,000.

-	☐ For	☐ Against	☐ Abstain

Item 5 The Adjournment Proposal – to consider and vote upon a proposed to adjourn the Special Meeting, if necessary, to permit the solicitation of additional proxies.

☐ For	☐ Against	☐ Abstain

In his discretion, the proxy is authorized to vote upon any other matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Dated: ____________________________________, 202__

Signature

Signature (Joint Owners)

Please date and sign the name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title

[SEE VOTING INSTRUCTIONS ON REVERSE SIDE]

VOTING INSTRUCTIONS

Please sign, date and mail this Proxy Card promptly to the following address in the enclosed postage-paid envelope:

Securities Transfer Corporation
2901 N. Dallas Parkway, Suite 380
Plano, Texas 75093
Attention: Proxy Department

OR

You may sign, date and submit your Proxy Card by facsimile to (469) 633-0088.

OR

You my sign, date, scan and email your scanned Proxy Card to proxyvote@stctransfer.com.

OR

You may vote online through the Internet:

1.	Go to https://onlineproxyvote.com/BLBX/2025-S at any time 24 hours a day.

2.	Login using the control number located in the top left-hand corner of this proxy card.

3.	Access the proxy voting link within that website to vote your proxy.

If you vote your proxy on the Internet, you do not need to mail back, fax or email your Proxy Card.

The Proxy Statement and the form of Proxy Card are available at https://onlineproxyvote.com/BLBX/2025-S

3